SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

4Front Ventures Corp.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee paid previously with preliminary materials.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

4FRONT VENTURES CORP.

NOTICE-AND-ACCESS NOTIFICATION

for the Annual General and Special Meeting of Shareholders

to be held on October 18, 2024

Holders (the “Shareholders”) of subordinate voting shares (“Subordinate Voting Shares” or “SVS”) and multiple voting shares (“Multiple Voting Shares” or “MVS” and collectively with SVS, the “Shares”) of 4Front Ventures Corp. (the “Company”) are receiving this notification as the Company has opted to use the notice-and-access model for delivery of meeting materials to its Shareholders in accordance with National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”) and National Instrument 54-101- Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101” and together with NI 52-102, “Notice-and-Access”).

Notice-and-Access reduces the volume of materials that must be physically mailed to securityholders by allowing issuers to deliver meeting materials to securityholders electronically by providing securityholders with access to these materials online. Notice-and-Access will be used to deliver the meeting materials to Shareholders. The Company will not be using the procedure known as “stratification” to deliver a paper copy of the meeting materials to any Shareholders with this notice.

Under Notice-and-Access, Shareholders still receive a form of proxy or voting instruction form enabling them to vote at the shareholders’ annual general meeting. However, instead of a paper copy of the management information circular dated September 6, 2024 (the “Circular”), Shareholders receive this notice-and-access notification with information on how they may access the Circular and other relevant meeting materials electronically. The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and also will reduce the cost of printing and mailing materials to Shareholders.

MEETING DATE AND LOCATION

When:	October 18, 2024 at 12:00 p.m. Eastern Standard Time
Where:	Suite 6000, 1 First Canadian Place 100 King Street W, Toronto, Ontario M5X 1E2

SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS:

1.

Set the Number of Directors: Shareholders will be asked to consider and, if thought advisable, approve a resolution setting the number of directors for the present time at five (5). Information respecting the number of directors may be found in the Circular under “Proposal One – Setting the Number of Directors”.

2.

Election of Directors: Shareholders will be asked to elect directors of the Company for the ensuing year. Information respecting the election of directors may be found in the Circular under “Proposal Two - Election of Directors”.

3.

Appointment of Auditor: Shareholders will be asked to appoint Davidson & Company LLP as the auditor of the Company for the ensuing year and to authorize the directors to fix their remuneration. Information respecting the appointment of the auditors may be found in the Circular under “Proposal Three - Appointment of Auditor”.

4.

Restricted Equity Plan: Shareholders will be asked to consider, and if thought fit, to pass, with or without variation, an ordinary resolution ratifying, confirming and approving the Company’s restricted equity plan (the “Restricted Equity Plan”) and the grant of up to 100,000,000 restricted share units or restricted stock agreements under the Restricted Equity Plan. Information respecting the stock option plans may be found in the Circular under “Proposal Four – Approval of Stock Option Plans”.

5.	Other Business: Shareholders may be asked to consider other items of business that may be properly brought before the meeting.

Shareholders are reminded to review the meeting materials, including the Circular, prior to completing the form of proxy or voting instruction form.

WEBSITES WHERE MEETING MATERIALS ARE POSTED

The Circular and other relevant meeting materials can be viewed online under the Company’s SEDAR profile at www.sedar.com, on the Company’s website at www.4frontventures.com and at the following internet address: http://alliancetrust.ca/shareholders/.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS

Shareholders may request that a paper copy of the meeting materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the Circular was filed on SEDAR by contacting Alliance Trust Company by phone at (403) 237-6111, toll free at 1-877-537-6111 or by e-mail to inquiries@alliancetrust.ca. In order to ensure that a paper copy of the meeting materials can be delivered to a requesting Shareholder in time for such Shareholder to review the meeting materials and return a proxy or voting instruction form prior to the proxy deadline, it is strongly suggested that a Shareholder ensure their request is received no later than ten (10) business days in advance of the return time set out in the voting instruction form and/or form of proxy, as applicable. Additional information respecting how to obtain paper copies of the meeting materials may be found in the Circular under “Questions and Answers About These Proxy Materials – How can I get access to the Proxy Materials?”.

VOTING

Registered Shareholders are asked to return their vote using one of the following methods at least forty-eight (48) hours (excluding Saturdays, Sundays and holidays) in advance of the date of the meeting or any adjournment or postponement thereof:

By Post:

Shareholders who have received a form of proxy directly from the Company’s registrar and transfer agent, Alliance Trust Company, must date and sign the form of proxy and return it to Alliance Trust Company by mail at 1010, 407 – 2nd Street S.W., Calgary, Alberta, T2P 2Y3 at any time prior to the close of business on the second last business day preceding the day of the meeting

By Internet:

Shareholders who have received a form of proxy directly from the Company’s registrar and transfer agent, Alliance Trust Company, must complete the form of proxy online at www.alliancetrust.ca/online-login at any time prior to the close of business on the second last business day preceding the day of the meeting.

If you are not a registered Shareholder and receive meeting materials through your broker or through another intermediary, please complete and return the form of proxy or voting instruction form in accordance with the instructions and within the timeframe provided to you by your broker or by the other intermediary.

Note that if you hold multiple classes of Shares, or hold some Shares as a registered Shareholder and others as a beneficial Shareholder, you will receive multiple mailing packages, each containing a form of proxy or voting instruction form, as applicable. You are requested to return or otherwise vote all forms of proxy and voting instruction forms received to ensure the votes attached to all of the Shares you hold are counted.

Shareholders with questions about notice-and-access can call Alliance Trust Company at 403-237-6111 or toll free at 1-877-537-6111.

Dated this 6th day of September, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Kristopher Krane
Kristopher Krane
Chair of the Board of Directors